Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2008 relating to the consolidated financial statements of Chemokine Therapeutics Corp., and to the reference to our Firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement.

/s/ M.D. Sassi Company

San Francisco, California

July 8, 2008